Exhibit 10.93

FIRST AMENDMENT TO THE

TRAVEL TRANSACTION PROCESSING CORPORATION

STOCK INCENTIVE PLAN

This FIRST AMENDMENT TO THE TRAVEL TRANSACTION PROCESSING CORPORATION STOCK INCENTIVE PLAN (“Plan”), is adopted by Worldspan Technologies Inc. with the consent of the Chief Executive Officer of Worldspan, L.P. effective as of March 17, 2005:

1.                                       The definitions of “Committee,” “Holding” and “Plan” as set forth in Section 2 of the Plan are revised in their entirety to provide as follows:

Committee:  the Human Resources Committee of the Board or, if there shall not be any committee then serving, the Board.

Holding:  Worldspan Technologies Inc., a Delaware corporation, and any successor thereto.

Plan:  this Worldspan Technologies Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

2.                                       The second sentence of Section 7.1 of the Plan is deleted in its entirety and replaced with the following sentence:

“The Committee shall determine the number of shares of Restricted Stock, if any, to be granted to a Participant, the purchase price thereof (which may be less than Fair Market Value of the Common Stock on the date of purchase) and the applicable Restricted Period.”

3.                                       Except as expressly amended herein, the Plan shall continue in full force and effect.

WORLDSPAN TECHNOLOGIES INC.

By:	/s/ JEFFREY C. SMITH
Jeffrey C. Smith
General Counsel, Secretary and
Senior Vice President Human Resources

Consented to this 17 day of March 2005

/s/ RAKESH GANGWAL
Rakesh Gangwal
Chief Executive Officer of Worldspan, L.P.